Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES FULL YEAR AND FOURTH QUARTER 2016
FINANCIAL RESULTS
Total Revenues Increased 12% to $1.5 Billion in 2016
Completed Enrollment in Four Phase 3 Clinical Studies in 2016

DUBLIN, February 28, 2017 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the full year and the fourth quarter of 2016 and provided financial guidance for 2017.
“In 2016, we delivered solid growth for two of our key products, Xyrem and Defitelio, completed multiple corporate development transactions, including the Celator acquisition, received NDA approval and launched Defitelio in the U.S., began the rolling NDA submission for Vyxeos, and advanced and expanded our development pipeline, including two new oxybate product candidates that may offer new therapeutic options for narcolepsy patients,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We are looking forward to a busy and productive 2017, building on our investments in internal and acquired R&D programs over the last few years. We believe that 2017 will be an exciting year for Jazz as we remain focused on delivering new and improved therapeutic options for patients and value to shareholders through expansion of our business.”
GAAP net income attributable to Jazz Pharmaceuticals plc for 2016 was $396.8 million, or $6.41 per diluted share, compared to $329.5 million, or $5.23 per diluted share, for 2015. GAAP net income attributable to Jazz Pharmaceuticals plc for the fourth quarter of 2016 was $116.7 million, or $1.91 per diluted share, compared to $82.8 million, or $1.32 per diluted share, for the fourth quarter of 2015.
Adjusted net income attributable to Jazz Pharmaceuticals plc for 2016 was $627.2 million, or $10.14 per diluted share, compared to $595.5 million, or $9.45 per diluted share, for 2015. Adjusted net income attributable to Jazz Pharmaceuticals plc for the fourth quarter of 2016 was $165.6 million, or $2.71 per diluted share, compared to $176.5 million, or $2.81 per diluted share, for the fourth quarter of 2015. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Financial Highlights

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except per share amounts and percentages)	2016	2015	Change	2016	2015	Change
Total revenues	$396,621	$340,881	16.4%	$1,487,973	$1,324,803	12.3%
GAAP net income attributable to Jazz Pharmaceuticals plc[1]	$116,689	$82,761	41.0%	$396,831	$329,535	20.4%
Adjusted net income attributable to Jazz Pharmaceuticals plc[1,2]	$165,637	$176,516	(6.2)%	$627,162	$595,484	5.3%
GAAP EPS attributable to Jazz Pharmaceuticals plc[1]	$1.91	$1.32	44.7%	$6.41	$5.23	22.6%
Adjusted EPS attributable to Jazz Pharmaceuticals plc[1,2]	$2.71	$2.81	(3.6)%	$10.14	$9.45	7.3%
____________________________

1.
In the fourth quarter of 2016, the company adopted Accounting Standards Update (ASU) No. 2016-09, “Improvements to Employee Share-Based Payment Accounting” effective as of January 1, 2016. See footnote 1 to the table titled "Reconciliations of GAAP Reported to Non-GAAP Adjusted Information" at the end of this press release.

2.
Commencing with the second quarter of 2016, the company modified the calculation of its non-GAAP income tax provision in connection with the Securities and Exchange Commission’s May 2016 guidance pertaining to non-GAAP financial measures. This modification is reflected in the company’s 2015 and 2016 non-GAAP period results in the table above. See “Non-GAAP Financial Measures” below.

Total Revenues

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2016	2015	2016	2015
Xyrem® (sodium oxybate) oral solution	$291,204	$251,752	$1,107,616	$955,187
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	56,771	50,440	200,678	203,261
Defitelio® (defibrotide sodium) / defibrotide	29,672	18,472	108,952	70,731
Prialt® (ziconotide) intrathecal infusion	6,055	6,496	29,120	26,440
Psychiatry	2,909	8,760	17,653	37,135
Other	6,003	3,004	13,242	24,065
Product sales, net	392,614	338,924	1,477,261	1,316,819
Royalties and contract revenues	4,007	1,957	10,712	7,984
Total revenues	$396,621	$340,881	$1,487,973	$1,324,803
Net product sales increased 12% in 2016 and 16% in the fourth quarter of 2016 compared to the same periods in 2015 primarily due to higher net product sales of Xyrem and Defitelio.
Xyrem net product sales increased 16% in both 2016 and in the fourth quarter of 2016 compared to the same periods in 2015.
Erwinaze/Erwinase net product sales decreased 1% in 2016 and increased 13% in the fourth quarter of 2016 compared to the same periods in 2015. In 2016, the company continued to experience supply challenges, which resulted in fluctuations in inventory levels and temporary disruptions to the company's ability to supply certain markets, including the U.S. The company expects that these temporary supply interruptions will continue in 2017.
Defitelio/defibrotide net product sales increased 54% in 2016 and 61% in the fourth quarter of 2016 compared to the same periods in 2015 primarily due to the U.S. launch of Defitelio in April 2016. Net sales in the U.S. were $26.3 million in 2016 and $9.7 million in the fourth quarter of 2016.

Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2016	2015	2016	2015
GAAP:
Cost of product sales	$33,656	$24,030	$105,386	$102,526
Gross margin	91.4%	92.9%	92.9%	92.2%
Selling, general and administrative	$127,141	$125,555	$502,892	$449,119
% of total revenues	32.1%	36.8%	33.8%	33.9%
Research and development	$44,158	$29,455	$162,297	$135,253
% of total revenues	11.1%	8.6%	10.9%	10.2%
Acquired in-process research and development	$—	$—	$23,750	$—
Impairment charges	$—	$31,523	$—	$31,523

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2016	2015	2016	2015
Non-GAAP adjusted:
Cost of product sales	$32,177	$22,209	$100,797	$98,452
Gross margin	91.8%	93.4%	93.2%	92.5%
Selling, general and administrative	$108,204	$87,409	$404,837	$355,422
% of total revenues	27.3%	25.6%	27.2%	26.8%
Research and development	$39,619	$26,017	$146,466	$96,678
% of total revenues	10.0%	7.6%	9.8%	7.3%
Operating expenses changed over the prior year periods primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in 2016 and in the fourth quarter of 2016 compared to the same periods in 2015 on a GAAP and on a non-GAAP adjusted basis primarily due to higher headcount and other expenses resulting from the expansion of the company’s business, and included a one-time contract termination fee of $11.6 million to eliminate potential future royalty payments related to VyxeosTM (cytarabine and daunorubicin liposome injection).

•
Research and development (R&D) expenses increased in 2016 and in the fourth quarter of 2016 compared to the same periods in 2015 on a GAAP and on a non-GAAP adjusted basis primarily due to increased expenses for the development of JZP-110; increased investments in oxybate-related R&D programs; the initiation of a clinical study of defibrotide for the prevention of veno-occlusive disease (VOD); costs related to the rolling new drug application (NDA) submission for Vyxeos; and an increase in headcount required to support these activities. GAAP R&D expenses for 2015 included a $25.0 million milestone in connection with the acceptance for filing by the U.S. Food and Drug Administration (FDA) of the NDA for defibrotide.

•
Acquired in-process research and development expense in 2016 related to upfront and option payments totaling $15.0 million to Pfenex Inc. under an agreement in which the company was granted worldwide rights to develop and commercialize multiple early-stage hematology product candidates and an upfront payment of $8.8 million that the company made in connection with its acquisition of intellectual property and know-how related to recombinant crisantaspase.

•	Impairment charges of $31.5 million in 2015 resulted from the termination of the JZP-416 study.

Cash Flow and Balance Sheet
As of December 31, 2016, cash, cash equivalents and investments were $426.0 million, and the outstanding principal balance of the company’s long-term debt was $2.1 billion. Cash, cash equivalents and investments decreased from December 31, 2015 primarily due to the acquisition of Celator for approximately $1.5 billion, repurchases of $278.3 million under the company’s share repurchase program and a $150.0 million milestone payment triggered by FDA approval of Defitelio on March 30, 2016, partially offset by net borrowings of $850.0 million under the company's revolving credit facility and cash flows from operations of $590.5 million. During 2016, the company repurchased 2.2 million ordinary shares at an average cost of $124.09 per ordinary share.

Recent Developments
In January 2017, the company enrolled the first patient in a Phase 3 clinical study comparing the efficacy and safety of defibrotide versus best supportive care in the prevention of VOD in adult and pediatric patients undergoing hematopoietic stem cell transplant who are at high risk or at very high risk of developing VOD.

In February 2017, the company enrolled the first patient in a Phase 2 clinical study evaluating the safety and efficacy of JZP-110 for the treatment of excessive sleepiness associated with Parkinson's disease.

2017 Financial Guidance
Jazz Pharmaceuticals' full year 2017 financial guidance is as follows (in millions, except per share amounts and percentages):

Revenues	$1,625-$1,700
Total net product sales	$1,617-$1,692
-Xyrem net sales	$1,220-$1,250
-Erwinaze/Erwinase net sales	$205-$225
-Defitelio/defibrotide net sales	$130-$150
-Vyxeos (CPX-351) net sales[1]	$10-$20
GAAP gross margin %	93%
Non-GAAP adjusted gross margin %[2,5]	93%
GAAP SG&A expenses	$515-$550
Non-GAAP adjusted SG&A expenses[3,5]	$440-$460
GAAP R&D expenses	$195-$220
Non-GAAP adjusted R&D expenses[4,5]	$165-$180
GAAP net income per diluted share	$6.55-$7.55
Non-GAAP adjusted net income per diluted share[5]	$10.70-$11.30
____________________________

1.	Guidance assumes FDA approval and launch of Vyxeos (CPX-351) in the U.S. in 2017.

2.	Excludes $5 million of share-based compensation expense from estimated GAAP gross margin.

3.	Excludes $75-$90 million of share-based compensation expense from estimated GAAP SG&A expenses.

4.	Excludes $20-$25 million of share-based compensation expense and $10-$15 million of milestone payments from estimated GAAP R&D expenses.

5.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2017 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2016 full year and fourth quarter results and provide 2017 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 58716969.
A replay of the conference call will be available through March 7, 2017 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 58716969. An archived version of the webcast will be available for at least one week in the Investors & Media section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi) and Defitelio® (defibrotide sodium) in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments and, for the comparable 2015 periods, adjust for the amount attributable to noncontrolling interests. In this regard, the components of non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc, including non-GAAP cost of product sales, non-GAAP selling, general and administrative expenses and non-GAAP research and development expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. In this regard, the company modified the calculation of its non-GAAP income tax provision commencing in the second quarter of 2016, and accordingly, the income tax effect of the adjustments between GAAP reported and non-GAAP adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). For purposes of comparability, the non-GAAP income tax provision and the corresponding income tax adjustment to arrive at non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) for the comparable 2015 periods are presented on the same basis. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including 2017 financial guidance, potential FDA approval and launch of Vyxeos in the U.S. in 2017, the company’s goals of developing and commercializing new therapies for patients and building shareholder value, the company’s expectation for continuing Erwinaze supply interruptions and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other competitive products, including in connection with the recent approval and tentative approvals by the FDA of generic versions of Xyrem; regulatory restrictions and requirements applicable to Xyrem; ongoing patent litigation and related proceedings; effectively commercializing the company’s other products and product candidates; the regulatory approval process, including the risk that the company may be unable to obtain FDA approval for Vyxeos in the U.S. in 2017 or at all; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions; obtaining and maintaining appropriate pricing and reimbursement for the company’s products; pharmaceutical product development and the uncertainty of clinical success; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; potential restrictions on the company’s ability and flexibility to pursue share repurchases and future strategic opportunities as a result of its substantial outstanding debt obligations; and the ability to achieve expected future financial performance and results; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and future filings and reports by the company, including the company’s Annual Report on Form 10-K for the year ended December 31, 2016. Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise. The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Product sales, net	$392,614	$338,924	$1,477,261	$1,316,819
Royalties and contract revenues	4,007	1,957	10,712	7,984
Total revenues	396,621	340,881	1,487,973	1,324,803
Operating expenses:
Cost of product sales (excluding amortization and impairment of intangible assets)	33,656	24,030	105,386	102,526
Selling, general and administrative	127,141	125,555	502,892	449,119
Research and development	44,158	29,455	162,297	135,253
Acquired in-process research and development	—	—	23,750	—
Intangible asset amortization	26,162	23,690	101,994	98,162
Impairment charges	—	31,523	—	31,523
Total operating expenses	231,117	234,253	896,319	816,583
Income from operations	165,504	106,628	591,654	508,220
Interest expense, net	(19,131)	(12,210)	(61,942)	(56,917)
Foreign currency gain	4,940	2,091	3,372	1,445
Loss on extinguishment and modification of debt	—	—	(638)	(16,815)
Income before income tax provision and equity in loss of investee	151,313	96,509	532,446	435,933
Income tax provision	34,348	13,748	135,236	106,399
Equity in loss of investee	276	—	379	—
Net income	116,689	82,761	396,831	329,534
Net loss attributable to noncontrolling interests	—	—	—	(1)
Net income attributable to Jazz Pharmaceuticals plc	$116,689	$82,761	$396,831	$329,535

Net income attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	$1.95	$1.35	$6.56	$5.38
Diluted	$1.91	$1.32	$6.41	$5.23
Weighted-average ordinary shares used in per share calculations - basic	59,930	61,492	60,500	61,232
Weighted-average ordinary shares used in per share calculations - diluted	61,033	62,928	61,870	63,036

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$365,963	$988,785
Investments	60,000	—
Accounts receivable, net of allowances	234,244	209,685
Inventories	34,051	19,451
Prepaid expenses	24,501	20,699
Other current assets	29,310	19,047
Total current assets	748,069	1,257,667
Property and equipment, net	107,490	85,572
Intangible assets, net	3,012,001	1,185,606
Goodwill	893,810	657,139
Deferred tax assets, net, non-current	15,060	130,148
Deferred financing costs	9,737	7,209
Other non-current assets	14,060	9,271
Total assets	$4,800,227	$3,332,612
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,415	$21,807
Accrued liabilities	193,268	164,070
Current portion of long-term debt	36,094	37,587
Income taxes payable	4,506	1,808
Deferred revenue	1,123	1,370
Total current liabilities	257,406	226,642
Deferred revenue, non-current	2,601	3,721
Long-term debt, less current portion	1,993,531	1,150,857
Deferred tax liability, net, non-current	556,733	283,493
Other non-current liabilities	112,617	69,253
Total shareholders’ equity	1,877,339	1,598,646
Total liabilities and shareholders’ equity	$4,800,227	$3,332,612

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP reported net income attributable to Jazz Pharmaceuticals plc (1)	$116,689	$82,761	$396,831	$329,535
Intangible asset amortization	26,162	23,690	101,994	98,162
Share-based compensation expense	24,281	24,317	98,771	91,550
Impairment charges	—	31,523	—	31,523
Upfront and milestone payments	—	—	23,750	25,000
Transaction and integration related costs	674	18,000	13,644	18,155
Expenses related to certain legal proceedings and restructuring	—	1,088	6,060	1,641
Non-cash interest expense	5,715	5,390	22,133	22,738
Loss on extinguishment and modification of debt	—	—	638	16,815
Income tax effect of adjustments (2)	(7,884)	(10,253)	(36,659)	(39,633)
Adjustments for amount attributable to noncontrolling interests (3)	—	—	—	(2)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc (1)(4)	$165,637	$176,516	$627,162	$595,484

GAAP reported net income attributable to Jazz Pharmaceuticals plc per diluted share (1)	$1.91	$1.32	$6.41	$5.23
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share (1)(4)	$2.71	$2.81	$10.14	$9.45
Weighted-average ordinary shares used in diluted per share calculations	61,033	62,928	61,870	63,036
_____________________________

(1)
In the fourth quarter of 2016, the company early adopted ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting”, which requires that all excess tax benefits and tax deficiencies be recognized as income tax benefit or expense in the income statement and no longer delays recognition of a tax benefit until the tax benefit is realized through a reduction to taxes payable. Upon adoption, we recorded a $107.7 million cumulative-effect adjustment to opening retained earnings and non-current deferred tax assets as of January 1, 2016 for previously unrecognized excess tax benefits and recognized excess tax benefits of $7.7 million in our income tax provision for the year ended December 31, 2016. As a result, both GAAP reported net income and non-GAAP adjusted net income increased by $7.7 million, and GAAP reported net income per diluted share and non-GAAP adjusted net income per diluted share increased by $0.11 and $0.10, respectively, for the year ended December 31, 2016.

The following table sets forth the effect of the adoption of ASU No. 2016-09 on amounts previously reported:

	2016
	March 31	June 30	September 30
GAAP net income, as previously reported	$74,121	$111,282	$87,145
Adoption of ASU No. 2016-09	1,691	3,220	2,683
GAAP net income, as recast	$75,812	$114,502	$89,828

GAAP net income per diluted share, as previously reported	$1.19	$1.80	$1.41
Adoption of ASU No. 2016-09	0.02	0.05	0.04
GAAP net income per diluted share, as recast	$1.21	$1.85	$1.45

	2016
	March 31	June 30	September 30
Non-GAAP adjusted net income, as previously reported	$132,877	$162,584	$158,470
Adoption of ASU No. 2016-09	1,691	3,220	2,683
Non-GAAP adjusted net income, as recast	$134,568	$165,804	$161,153

Non-GAAP adjusted net income per diluted share, as previously reported	$2.13	$2.63	$2.57
Adoption of ASU No. 2016-09	0.02	0.04	0.04
Non-GAAP adjusted net income per diluted share, as recast	$2.15	$2.67	$2.61

(2)
The income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

(3)	The noncontrolling interests’ share of the above adjustments, as applicable.

(4)
Commencing with the second quarter of 2016, the company modified the calculation of its non-GAAP income tax provision in connection with the Securities and Exchange Commission’s May 2016 guidance pertaining to non-GAAP financial measures. This modification is reflected in the company’s 2015 and 2016 non-GAAP period results in the table above. See “Non-GAAP Financial Measures”.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	December 31, 2016				December 31, 2015
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$396,621	$—		$396,621	$340,881	$—		$340,881
Cost of product sales (excluding amortization and impairment of intangible assets)	33,656	(1,479)	(a)	32,177	24,030	(1,821)	(a)	22,209
Selling, general and administrative	127,141	(18,937)	(b)	108,204	125,555	(38,146)	(b)	87,409
Research and development	44,158	(4,539)	(c)	39,619	29,455	(3,438)	(c)	26,017
Intangible asset amortization	26,162	(26,162)		—	23,690	(23,690)		—
Impairment charges	—	—		—	31,523	(31,523)		—
Interest expense, net	19,131	(5,715)	(d)	13,416	12,210	(5,390)	(d)	6,820
Foreign currency gain	(4,940)	—		(4,940)	(2,091)	—		(2,091)
Income before income tax provision and equity in loss of investee	151,313	56,832	(e)	208,145	96,509	104,008	(e)	200,517
Income tax provision	34,348	7,884	(f)	42,232	13,748	10,253	(f)	24,001
Effective tax rate (g)	22.7%			20.3%	14.2%			12.0%
Equity in loss of investee	276	—		276	—	—		—
Net income	$116,689	$48,948	(h)	$165,637	$82,761	$93,755	(h)	$176,516
Net income per diluted share	$1.91			$2.71	$1.32			$2.81

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Year Ended
	December 31, 2016				December 31, 2015
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$1,487,973	$—		$1,487,973	$1,324,803	$—		$1,324,803
Cost of product sales (excluding amortization and impairment of intangible assets)	105,386	(4,589)	(i)	100,797	102,526	(4,074)	(i)	98,452
Selling, general and administrative	502,892	(98,055)	(j)	404,837	449,119	(93,697)	(j)	355,422
Research and development	162,297	(15,831)	(k)	146,466	135,253	(38,575)	(k)	96,678
Acquired in-process research and development	23,750	(23,750)		—	—	—		—
Intangible asset amortization	101,994	(101,994)		—	98,162	(98,162)		—
Impairment charges	—	—		—	31,523	(31,523)		—
Interest expense, net	61,942	(22,133)	(d)	39,809	56,917	(22,738)	(d)	34,179
Foreign currency gain	(3,372)	—		(3,372)	(1,445)	—		(1,445)
Loss on extinguishment and modification of debt	638	(638)		—	16,815	(16,815)		—
Income before income tax provision and equity in loss of investee	532,446	266,990	(l)	799,436	435,933	305,584	(l)	741,517
Income tax provision	135,236	36,659	(f)	171,895	106,399	39,633	(f)	146,032
Effective tax rate (g)	25.4%			21.5%	24.4%			19.7%
Equity in loss of investee	379	—		379	—	—		—
Net income	396,831	230,331	(m)	627,162	329,534	265,951	(m)	595,485
Net income (loss) attributable to noncontrolling interests	—	—	(n)	—	(1)	2	(n)	1
Net income attributable to Jazz Pharmaceuticals plc	$396,831	$230,331	(o)	$627,162	$329,535	$265,949	(o)	$595,484
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$6.41			$10.14	$5.23			$9.45
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)
Share-based compensation expense of $1,479 and $1,288 and expenses related to certain legal proceedings and restructuring of $0 and $533 for the three months ended December 31, 2016 and 2015, respectively.

(b)
Share-based compensation expense of $18,373 and $19,810, transaction and integration related costs of $564 and $18,000 and expenses related to certain legal proceedings and restructuring of $0 and $336 for the three months ended December 31, 2016 and 2015, respectively.

(c)
Share-based compensation expense of $4,429 and $3,219, transaction and integration related costs of $110 and $0 and expenses related to certain legal proceedings and restructuring of $0 and $219 for the three months ended December 31, 2016 and 2015, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and twelve-month periods.

(e)	Sum of adjustments (a) through (d) plus the adjustments for intangible asset amortization and impairment charges for the respective three-month period.

(f)
Income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s) in the respective three-and twelve-month periods.

(g)	Income tax provision divided by income before income tax provision and equity in loss of investee for the respective three- and twelve-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)
Share-based compensation expense of $4,438 and $3,541, expenses related to certain legal proceedings and restructuring of $110 and $533 and transaction and integration related costs of $41 and $0 for the years ended December 31, 2016 and 2015, respectively.

(j)
Share-based compensation expense of $79,037 and $74,653, expenses related to certain legal proceedings and restructuring of $5,950 and $889 and transaction and integration related costs of $13,068 and $18,155 for the years ended December 31, 2016 and 2015, respectively.

(k)
Share-based compensation expense of $15,296 and $13,356, transaction and integration related costs of $535 and $0, milestone of $0 and $25,000 and expenses related to certain legal proceedings and restructuring of $0 and $219 for the years ended December 31, 2016 and 2015, respectively.

(l)
Sum of adjustments (i), (j), (k) and (d) plus the adjustments for acquired in-process research and development expenses, intangible asset amortization, impairment charges and loss on extinguishment and modification of debt, as applicable, for the respective twelve-month period.

(m)	Net of adjustments (l) and (f) for the respective twelve-month period.

(n)	Adjustments for amount attributable to noncontrolling interests for the respective twelve-month period.

(o)	Net of adjustments (m) and (n) for the respective twelve-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2017 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$400 - $460
Intangible asset amortization	130 - 165
Share-based compensation expense	100 - 120
Milestone payments	10 - 15
Non-cash interest expense	20 - 25
Income tax effect of adjustments	(40) - (60)
Non-GAAP adjusted net income	$650 - $690

GAAP net income per diluted share	$6.55-$7.55
Non-GAAP adjusted net income per diluted share	$10.70-$11.30

Weighted-average ordinary shares used in per share calculations	61

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7894
U.S., +1 215 867 4910